UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2026

FACTORIAL ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42629	42-2967285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 Middlesex Turnpike

Billerica, MA 01821

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (617) 315-9733

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A Common Stock, par value $0.00001 per share	FAC	The Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of Series A Common Stock at an exercise price of $11.50	FACWW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

Overview

Business Combination

On June 5, 2026 (the “Closing Date”), Cartesian Growth Corporation III, a Cayman Islands exempted company (“CGC”), consummated the previously announced business combination pursuant to the terms of the business combination agreement, dated December 17, 2025, by and among CGC, Fenway MS, Inc., a Delaware corporation and wholly-owned subsidiary of CGC (“Merger Sub”), and Factorial Inc., a Delaware corporation (“Factorial”) (as amended by the Amendment No. 1 to Business Combination Agreement, dated as of March 26, 2026 and Amendment No. 2 to Business Combination Agreement, dated as of May 18, 2026, the “Business Combination Agreement”). Pursuant to the terms of the Business Combination Agreement, among other things, the following occurred: (1) the domestication of CGC as a Delaware corporation, in which CGC de-registered from the Register of Companies in the Cayman Islands and transferred by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate to and domesticate as a Delaware corporation in accordance with CGC’s amended and restated memorandum and articles of association (the “CGC Articles”), Section 388 of the Delaware General Corporation Law (the “DGCL”) and Part XII of the Cayman Islands Companies Act (As Revised) (the “Domestication”); (2) the merger of Merger Sub with and into Factorial with Factorial surviving the merger as a wholly-owned subsidiary of CGC (the “Merger”), in accordance with the Business Combination Agreement and DGCL; and (3) the consummation of the other transactions contemplated by the Business Combination Agreement and documents related thereto (such transactions, together with the Domestication and the Merger, the “Business Combination”). In connection with the consummation of the Business Combination, CGC changed its corporate name to Factorial Energy Inc. (“PubCo”). This Current Report on Form 8-K (this “Current Report”) references and incorporates by reference certain sections in CGC’s definitive proxy statement/prospectus dated as of, and filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) on, May 6, 2026 (the “Proxy Statement/Prospectus”). Terms used but not defined in this Current Report, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the Proxy Statement/Prospectus, and such definitions are incorporated herein by reference.

At the extraordinary general meeting of CGC shareholders held on May 27, 2026 (the “EGM”), CGC shareholders considered and adopted, among other matters, the Business Combination Proposal and all of the other proposals related thereto as described in the Proxy Statement/Prospectus.

In connection with the Domestication, immediately prior to the Domestication, (1) CGC effected the redemption of 23,051,313 Class A ordinary shares of CGC, par value $0.0001 per share (the “CGC Class A Shares”), initially issued in CGC’s initial public offering (the “Public Shares”) that were validly submitted for redemption and not withdrawn; and (2) each holder, including CGC III Sponsor LLC, a Cayman Islands limited liability company and the sponsor of CGC (the “Sponsor”), of each issued and outstanding Class B ordinary share of CGC, par value $0.0001 per share (the “CGC Class B Shares” or the “Founder Shares,” and together with the CGC Class A Shares, the “CGC Ordinary Shares”) irrevocably and unconditionally elected to convert, on a one-for-one basis, each CGC Class B Share held by it into one CGC Class A Share (the “Class B Share Conversion”). At the effective time of the Domestication, each outstanding CGC Class A Share (excluding Public Shares validly submitted for redemption, but including CGC Class A Shares issued upon the Class B Share Conversion) was reclassified as one share of Series A common stock, par value $0.00001 per share, of PubCo (the “PubCo Series A Common Stock”).

In accordance with the terms and subject to the conditions of the Business Combination Agreement, at the effective time of the Merger (the “Merger Effective Time”):

•	each share of Factorial’s capital stock that was issued and outstanding as of immediately prior to the Merger Effective Time (excluding treasury shares, dissenting shares and shares held by Siyu Huang and Alex Yu (the Factorial Founders”)) was automatically cancelled and converted into the right to receive a corresponding number of shares of PubCo Series A Common Stock, equal to the consideration ratio of approximately 3.6684 (the “Consideration Ratio”);

•	each share of Factorial’s capital stock that was issued and outstanding as of immediately prior to the Merger Effective Time held by the Factorial Founders was automatically cancelled and converted into the right to receive a corresponding number of shares of Series B common stock, par value $0.00001 per share, of PubCo (the “PubCo Series B Common Stock,” and together with the PubCo Series A Common Stock, the “PubCo Common Stock”) equal to the Consideration Ratio;

•	each CGC Public Warrant that was issued and outstanding as of immediately prior to the Merger Effective Time was automatically canceled and converted into the right to receive a PubCo Public Warrant and each CGC Private Warrant that was issued and outstanding as of immediately prior to the Merger Effective Time was automatically canceled and converted into the right to receive a PubCo Private Warrant;

•	each option to purchase shares of common stock of Factorial (“Factorial Common Stock”) that was outstanding and unexercised as of immediately prior to the Merger Effective Time (each, a “Factorial Option”), whether vested or unvested, ceased to represent the right to purchase Factorial Common Stock and was canceled in exchange for an option to purchase a number of shares of PubCo Series A Common Stock (rounded down to the nearest whole share) equal to the number of shares of Factorial Common Stock subject to the Factorial Option as of immediately prior to the Merger Effective Time multiplied by the Consideration Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to the quotient of the per share exercise price of the Factorial Option immediately prior to the Merger Effective Time divided by the Consideration Ratio (each, a “PubCo Option”). Each PubCo Option is generally subject to the same terms and conditions (including applicable vesting, expiration and forfeiture provisions) that applied to the corresponding Factorial Option immediately prior to the Merger Effective Time;

•	each restricted stock unit award with respect to Factorial Common Stock that was outstanding as of immediately prior to the Merger Effective Time (each, a “Factorial RSU”), whether vested or unvested, ceased to have any rights in respect of Factorial Common Stock and was canceled in exchange for a restricted stock unit award of PubCo relating to the number of shares of PubCo Common Stock set forth on an allocation schedule (each, a “PubCo RSU”). Each PubCo RSU is generally subject to the same terms, conditions (including vesting, expiration and forfeiture provisions) that applied to the corresponding Factorial RSU immediately prior to the Merger Effective Time;

•	all convertible debt securities of Factorial as of immediately prior to the Merger Effective Time were converted into Factorial Common Stock pursuant to their respective terms;

•	each issued and outstanding share of preferred stock of Factorial as of immediately prior to the Merger Effective Time (“Factorial Preferred Stock”) was converted into and became a number of shares of Factorial Common Stock in accordance with the terms of Section 5.1 of Factorial’s Fourth Amended and Restated Certificate of Incorporation, dated as of December 15, 2021; and

•	each issued and outstanding warrant of Factorial as of immediately prior to the Merger Effective Time (each, a “Factorial Warrant”) was converted into and became a number of shares of Factorial Common Stock in accordance with the terms of the corresponding warrant agreement.

On the Closing Date, the PubCo Series A Common Stock and PubCo Public Warrants were approved for listing on the Nasdaq Capital Market (“Nasdaq”) under the new trading symbols “FAC” and “FACWW,” respectively.

Securities outstanding as presented in the unaudited pro forma condensed combined financial information attached hereto as Exhibit 99.2 include (a) 73,570,292 shares of PubCo Series A Common Stock issued to holders of Factorial’s capital stock (excluding treasury shares, dissenting shares and shares held by the Factorial Founders) (“Non-Founder Stockholders”), (b) 15,512,744 shares of PubCo Series B Common Stock issued to the Factorial Founders (together with the Non-Founder Stockholders, the “Factorial Stockholders”), (c) 4,548,687 shares of PubCo Series A Common Stock issued to CGC’s shareholders (other than the Sponsor and certain initial shareholders of CGC), (d) 5,810,000 shares of PubCo Series A Common Stock issued to the Sponsor and certain initial shareholders of CGC, (e) 7,519,404 shares of PubCo Series A Common Stock issued in connection with the PIPE Investments to PIPE Investors, (f) PubCo Options to purchase 19,639,374 shares of PubCo Series A Common Stock issued to Factorial Stockholders, (g) PubCo RSUs to purchase 5,116,217 shares of PubCo Series A Common Stock issued to Factorial Stockholders, (h) PubCo Public Warrants to purchase 13,800,000 shares of PubCo Series A Common Stock, (i) PubCo Private Warrants to purchase 6,800,000 shares of PubCo Series A Common Stock and (j) 62,118 shares of PubCo Series A Common Stock issued to Cantor Fitzgerald & Co. (“Cantor”) pursuant to a financial advisor engagement letter.

PubCo received gross proceeds of approximately $112.1 million in connection with the Business Combination, prior to the payment of transaction expenses, which included funds held in CGC’s trust account of $11.2 million (excluding approximately $36.2 million of proceeds from the trust account resulting from NRA Shares (as defined below) acquired by PIPE Investors to satisfy their obligations under the applicable Investor Stock Purchase Agreement (the “NRA Proceeds”)) and $100.9 million in proceeds from the PIPE Investments (inclusive of the NRA Proceeds) that closed concurrently with the consummation of the Business Combination. In connection with the Business Combination, the holders of 23,051,313 CGC Class A Shares exercised their right to redeem their shares for cash at a redemption price of approximately $10.4159 per share, for an aggregate redemption amount of approximately $240.1 million.

A more detailed description of the Business Combination and the terms of the Business Combination Agreement is included in the Proxy Statement/Prospectus. The foregoing description of the Business Combination Agreement does not purport to be complete and is qualified in its entirety by the full text of the Business Combination Agreement, copies of which are included hereto as Exhibits 2.1 through 2.3 to this Current Report and are incorporated herein by reference.

PIPE Investment

On the Closing Date, a certain institutional investor purchased from PubCo an aggregate of 6,340,000 shares of PubCo Series A Common Stock for an aggregate purchase price of $55.0 million, pursuant to a stock purchase agreement and an affiliate of Sponsor purchased from PubCo an aggregate of 1,179,404 shares of PubCo Series A Common Stock, for an aggregate purchase price of $9.7 million pursuant to a stock purchase agreement. The institutional investor and the Sponsor affiliate satisfied in part their purchase obligations under the stock purchase agreements through purchases of 3,470,764 CGC Class A Shares (the “NRA Shares”) in the aggregate at market prices. Such shares were subject to Non-Redemption Agreements and the proceeds from CGC’s trust account released at Closing reflect non-redemption of such shares.

A more detailed description of the Investor Stock Purchase Agreements is included in the Proxy Statement/Prospectus in the section titled “Proposal No. 1 - The Business Combination Proposal - Ancillary Agreements – Investor Stock Purchase Agreements.” The foregoing description of the Investor Stock Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Investor Stock Purchase Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report and incorporated herein by reference.

Item 1.01. Entry into a Material Definitive Agreement

A&R Registration Rights Agreement

In connection with the Closing, PubCo, Sponsor, Cantor and certain stockholders of Factorial entered into an amended and restated registration rights agreement (“A&R Registration Rights Agreement”). Pursuant to the A&R Registration Rights Agreement, among other things, PubCo agreed that, within 30 calendar days following the Closing Date, PubCo will file with the Commission (at PubCo’s sole cost and expense) a registration statement registering the resale of certain shares of PubCo Series A Common Stock held by or issuable to the parties thereto (the “Resale Registration Statement”), and PubCo will use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as reasonably practicable after the filing thereof. Such holders are entitled to customary piggyback registration rights and demand registration rights, including underwritten demands.

The PIPE Investors also have demand registration rights pursuant to the terms of the Investor Stock Purchase Agreements.

Approximately 80.6 million shares of PubCo Series A Common Stock will be subject to registration rights pursuant to the A&R Registration Rights Agreement and Investor Stock Purchase Agreements immediately following the Closing, representing approximately 88.1% of the total issued and outstanding shares of PubCo Series A Common Stock following the Business Combination. For more information, see “Proposal No. 1 - The Business Combination Proposal - Ancillary Agreements - A&R Registration Rights Agreement.”

The foregoing description for the A&R Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Lock-Up Provisions of PubCo Bylaws

Reference is made to the disclosure set forth below under Item 5.03 of this Current Report concerning the lock-up provisions in the PubCo Bylaws (as defined below), which is incorporated herein by reference.

A&R Warrant Agreement

In connection with the Closing, PubCo and Continental Stock Transfer & Trust Company entered into an amended and restated warrant agreement (“A&R Warrant Agreement”). Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “Description of PubCo Securities – PubCo Warrants,” which is incorporated herein by reference. This description is qualified in its entirety by reference to the full text of the A&R Warrant Agreement, a copy of which is attached as Exhibit 4.2 hereto and is incorporated herein by reference.

Indemnification Agreements

On the Closing Date, PubCo entered into indemnification agreements with each of its directors and officers and, prior to the Closing Date, purchased directors’ and officers’ liability insurance. The indemnification agreements require PubCo to indemnify its directors and officers to the fullest extent permitted under Delaware law.

The foregoing description of the indemnification agreements with each of the directors and officers does not purport to be complete and is qualified in its entirety by reference to the full text of the forms of indemnification agreement, which are filed as Exhibit 10.14 and Exhibit 10.15 to this Current Report, respectively, and are incorporated herein by reference.

Factorial Energy Inc. 2026 Equity Incentive Plan

At the EGM, CGC shareholders approved the Factorial Energy Inc. 2026 Equity Incentive Plan (the “PubCo Incentive Plan”), which became effective on the day immediately prior to the Closing. The PubCo Incentive Plan allows PubCo to make equity and equity-based incentive awards to officers, employees, non-employee directors and consultants. The board of directors of PubCo (the “PubCo Board”) anticipates that providing such persons with a direct stake in PubCo will assure a closer alignment of the interests of such individuals with those of PubCo and its stockholders, thereby stimulating their efforts on PubCo’s behalf and strengthening their desire to remain with PubCo.

The PubCo Incentive Plan will be administered by the PubCo Board, the compensation committee of the PubCo Board or such other similar committee pursuant to the terms of the PubCo Incentive Plan. The plan administrator, which initially will be the compensation committee of the PubCo Board, will have full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants and to determine the specific terms and conditions of each award, subject to the provisions of the PubCo Incentive Plan. The plan administrator may delegate to a subcommittee consisting of one or more members of the PubCo Board, or a committee consisting of one or more officers, the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and not members of the delegated subcommittee or committee, subject to certain limitations and guidelines.

The total number of shares of PubCo Series A Common Stock initially reserved for issuance under the PubCo Incentive Plan was 21,000,000 shares (the “Initial Limit”). The PubCo Incentive Plan provides that the number of shares reserved and available for issuance thereunder will automatically increase on January 1, 2027 and each January 1 thereafter by (i) 5% of the sum of (a) the number of shares of PubCo Common Stock issued and outstanding and (b) the number of shares of PubCo Series A Common Stock issuable pursuant to the exercise of any outstanding, pre-funded warrants to acquire PubCo Common Stock for a nominal exercise price (“Outstanding Shares”) on the immediately preceding December 31 or (ii) such lesser number of shares as determined by the administrator of the PubCo Incentive Plan (the “Annual Increase”). These limits are subject to adjustment in the event of a reorganization, recapitalization, reclassification, stock split, stock dividend, extraordinary cash dividend, reverse stock split or other similar change in PubCo’s capitalization. The maximum aggregate number of shares of PubCo Series A Common Stock that may be issued upon exercise of incentive stock options under the PubCo Incentive Plan shall not exceed the Initial Limit cumulatively increased on January 1, 2027 and on each January 1 thereafter by the lesser of the Annual Increase or 7,250,000 shares of PubCo Series A Common Stock, subject, in each case, to any adjustments permitted under the PubCo Incentive Plan. Shares of PubCo Series A Common Stock underlying any awards under the PubCo Incentive Plan that are forfeited, canceled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, reacquired by PubCo prior to vesting, satisfied without the issuance of stock or otherwise terminated (other than by exercise) are added back to the shares of PubCo Series A Common Stock available for issuance under the PubCo Incentive Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares that may be issued as incentive stock options. Shares repurchased by PubCo on the open market will not be added to the shares of available for issuance under the PubCo Incentive Plan. A more complete summary of the terms of the PubCo Incentive Plan is included in the Proxy Statement/Prospectus in the section titled “Proposal No. 6 - The Incentive Plan Proposal”. That summary and the foregoing description of the PubCo Incentive Plan are qualified in their entirety by reference to the full text of the PubCo Incentive Plan, a copy of which is filed as Exhibit 10.17 to this Current Report and is incorporated herein by reference.

Factorial Energy Inc. 2026 Employee Stock Purchase Plan

At the EGM, CGC shareholders approved the Factorial Energy Inc. 2026 Employee Stock Purchase Plan (the “ESPP”), which became effective on the day immediately prior to the Closing. The ESPP has two components: a component intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code (the “423 Component”) and a component that is not intended to so qualify, (the “Non-423 Component”). Except as otherwise provided, the Non-423 Component will be operated and administered in the same manner as the 423 Component, except where prohibited by law.

The number of shares of PubCo Common Stock initially reserved and authorized for issuance under the ESPP was 1,830,211 shares of PubCo Series A Common Stock. The ESPP provides that the number of shares reserved and available for issuance thereunder will automatically increase each January 1, beginning on January 1, 2027 and ending on January 1, 2036, by the least of (i) 2% of our Outstanding Shares on the immediately preceding December 31, (ii) 3,000,000 shares of PubCo Series A Common Stock and (iii) such number of shares of PubCo Series A Common Stock as determined by the administrator of the ESPP. If our capital structure changes because of a stock dividend, stock split or similar event, the number of shares that can be issued under the ESPP will be appropriately adjusted.

A more complete summary of the terms of the ESPP is included in the Proxy Statement/Prospectus in the section titled “Proposal No. 7 - The ESPP Proposal”. That summary and the foregoing description of the ESPP are qualified in their entirety by reference to the full text of the ESPP, a copy of which is filed as Exhibit 10.18 to this Current Report and incorporated herein by reference.

Item 2.01. Completion of Acquisition of Disposition of Assets

The disclosure set forth in the “Introductory Note” above is incorporated by reference in Item 2.01 of this Current Report. A more complete summary of the material provisions of the Business Combination Agreement is included in the Proxy Statement/Prospectus in the section titled “Proposal No. 1 - The Business Combination - Structure of the Business Combination”. That summary and the description of the Business Combination Agreement included in this Current Report are qualified in their entirety by reference to the full text of the Business Combination Agreement, a copy of which is filed as Exhibits 2.1 through 2.3 to this Current Report and are incorporated herein by reference.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if a predecessor registrant was a “shell company” (as defined in Rule 12b-2 under the Exchange Act), as PubCo was immediately before the consummation of the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration on Form 10. As a result of the consummation of the Business Combination, PubCo ceased to be a shell company. Accordingly, PubCo is providing the information below that would otherwise be included in a Form 10 if it were to file a Form 10. Note that the information provided below relates to PubCo after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

On the Closing Date and after the consummation of the Business Combination, CGC became a holding company whose only assets consist of equity interests in Factorial, its wholly-owned subsidiary.

Forward-Looking Statements

Certain statements included in this Current Report and the exhibits hereto that are not historical facts are forward-looking statements. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity; expectations and timing related to the success, cost and timing of product development activities; financing and other business milestones; and potential benefits of the Business Combination. These statements are based on various assumptions, whether or not identified in this Current Report, and on the current expectations of PubCo’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of PubCo. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; economic uncertainty and capital markets disruption, which has been significantly impacted by a new U.S. presidential administration and accompanying regulatory activities and economic policies and events related thereto, ongoing military conflicts and geopolitical instability and inflation and interest rates; failure to realize the anticipated benefits of the Business Combination; the ability to maintain the listing of the PubCo Series A Common Stock on Nasdaq; future financial performance of PubCo following the Business Combination; international trade disputes, including threatened or implemented tariffs by the U.S. and threatened or implemented tariffs by foreign countries in retaliation; the effects of competition on PubCo’s future business; PubCo’s limited operating history; risks associated with PubCo’s efforts to commercialize its products; PubCo’s ability to maintain its existing agreements with third parties and to negotiate and enter into new definitive agreements on favorable terms, if at all; the impact of competing products on PubCo’s business; intellectual property-related claims; PubCo’s dependence upon its key personnel and ability to attract and retain such personnel and additional qualified personnel; and PubCo’s ability to source the raw materials for its products.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this Current Report and in any document incorporated by reference herein are more fully described in the Proxy Statement/Prospectus in the section titled “Risk Factors.” Such risk factors are not exhaustive. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can PubCo assess the impact of all such risk factors on its business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to PubCo or to persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. PubCo undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Business

The business of PubCo is described in the Proxy Statement/Prospectus in the section titled “Information about Factorial,” which is incorporated herein by reference.

Risk Factors

The risk factors related to the business and operations of PubCo are described in the Proxy Statement/Prospectus in the section titled “Risk Factors,” which is incorporated herein by reference.

Financial Information

Historical Audited Financial Statements

The audited financial statements of Factorial as of and for the years ended December 31, 2025 and 2024 are included in the Proxy Statement/Prospectus beginning on page F-25, and are incorporated herein by reference.

Historical Unaudited Condensed Financial Statements

The unaudited condensed financial statements as of and for the three months ended March 31, 2026 and 2025 of Factorial are set forth in Exhibit 99.1 hereto and are incorporated herein by reference. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles and pursuant to the regulations of the Commission. The unaudited condensed financial information reflects, in the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair statement of Factorial’s financial position, results of operations and cash flows for the periods indicated. The results reported for the interim period presented are not necessarily indicative of results that may be expected for the full year.

These unaudited condensed financial statements should be read in conjunction with the audited financial statements of Factorial as of and for the years ended December 31, 2025 and December 31, 2024, and the related notes included in the Proxy Statement/Prospectus and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Factorial” included herein and incorporated by reference.

Reference is further made to the disclosure contained in CGC’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 and filed with the Commission on May 15, 2026 (“CGC’s 10-Q”), including the unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2026 and 2025, and related notes, which is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of the financial condition and results of operation of Factorial for the years ended December 31, 2025 and 2024 is included in the Proxy Statement/Prospectus in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Factorial,” which is incorporated herein by reference. Management’s discussion and analysis of the financial condition and results of operations of Factorial for the three months ended March 31, 2026 and 2025 is set forth in Exhibit 99.3 hereto and is incorporated herein by reference.

Management’s discussion and analysis of financial condition and results of operations of CGC for the three months ended March 31, 2026 is described in CGC’s Form 10-Q in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is incorporated herein by reference.

Qualitative and Quantitative Disclosures about Market Risk

As a “smaller reporting company,” PubCo is not required to provide this information.

Properties

The properties of PubCo are described in the Proxy Statement/Prospectus in the section titled “Information about Factorial - Facilities,” which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of the PubCo Common Stock following consummation of the Business Combination by:

•	each person known by PubCo to be the beneficial owner of more than 5% of the PubCo Series A Common Stock immediately following the consummation of the Business Combination;

•	each of the named executive officers and directors of PubCo; and

•	all of the executive officers and directors of PubCo as a group after the consummation of the Business Combination.

Beneficial ownership is determined in accordance with the rules and regulations of the Commission. A person is a “beneficial owner” of a security if that person has or shares “voting power”, which includes the power to vote or to direct the voting of the security, or “investment power”, which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such powers within 60 days. Unless otherwise indicated, PubCo believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

The beneficial ownership of the PubCo Common Stock is based on 91,510,501 shares of PubCo Series A Common Stock and 15,512,744 shares of PubCo Series B Common Stock issued and outstanding as of the Closing Date.

Beneficial Owner(1)	PubCo Series A Common Stock		PubCo Series B Common Stock		Total PubCo Common Stock
	Number	%	Number	%	Number	%
Siyu Huang(2)	6,085,121	6.2%	15,512,744	100%	21,597,865	19.1%
Alex Yu(3)	6,085,121	6.2%	15,512,744	100%	21,597,865	19.1%
Jason Duva(4)	834,038	*	—	—	834,038	*
Joseph Taylor(5)	3,869,152	4.1%	—	—	3,869,152	3.5%
Uwe Keller	—	—	—	—	—	—
Liad Meidar(6)	3,025,950	3.3%	—	—	3,025,950	2.8%
Dieter Zetsche(7)	1,133,709	1.2%	—	—	1,133,709	1.1%
Jon Nelson	—	—	—	—	—	—
All Current Directors and Executive Officers as a Group (9 individuals)(8)	15,865,298	15.3%	15,512,744	100%	31,378,042	26.4%
5% Stockholders
WAVE Equity Fund, L.P.(9)	11,474,452	12.5%	—	—	11,474,452	10.7%
Mercedes-Benz Corporate Investments LLC(10)	8,669,995	9.5%	—	—	8,669,995	8.1%
Stellantis Europe S.p.A(11)	8,669,995	9.5%	—	—	8,669,995	8.1%
Sponsor, DirectorCo and Pangaea Three-B, LP(12)	8,460,168	9.2%	—	—	8,460,168	7.9%

*    Represents beneficial ownership of less than 1%.

(1)	Unless otherwise noted, the business address of each of the individuals and entities listed in the table above is c/o Factorial Energy Inc., 805 Middlesex Turnpike, Billerica, MA 01821.

(2)	Reflects (i) 7,762,710 shares of PubCo Series B Common Stock, all of which are held by trusts of which Dr. Huang serves as investment trustee, (ii) 4,090,616 shares of PubCo Series A Common Stock underlying PubCo Options vested or to be vested and exercisable within 60 days of the Closing Date, (iii) 7,750,034 shares of PubCo Series B Common Stock held by Dr. Yu and his affiliated entities, and (iv) 1,994,505 shares of PubCo Series A Common Stock underlying PubCo Options vested or to be vested and exercisable within 60 days of the Closing Date held by Dr. Yu.

(3)	Reflects (i) 7,750,034 shares of PubCo Series B Common Stock, of which 366,840 are held by Dr. Yu and 7,383,194 are held by a trust of which Dr. Yu serves as investment trustee, (ii) 1,994,505 shares of PubCo Series A Common Stock underlying PubCo Options vested or to be vested and exercisable within 60 days of the Closing Date and (iii) 7,762,710 shares of PubCo Series B Common Stock and 4,090,616 shares of PubCo Series A Common Stock underlying PubCo Options vested or to be vested and exercisable within 60 days of the Closing Date, each held by Dr. Huang and her affiliated entities.

(4)	Reflects (i) 44,681 shares of PubCo Series A Common Stock and (ii) 789,357 shares of PubCo Series A Common Stock underlying PubCo Options vested or to be vested and exercisable within 60 days of the Closing Date.

(5)	Reflects (i) 23,041 shares of PubCo Series A Common Stock and (ii) 3,846,111 shares of PubCo Series A Common Stock underlying PubCo Options vested or to be vested and exercisable within 60 days of the Closing Date.

(6)	Reflects 3,025,950 shares of PubCo Series A Common Stock, which consists of (i) 761,964 shares held by Mr. Meidar, (ii) 446,782 shares held by trusts of which Mr. Meidar serves as investment trustee, (iii) 556,193 shares held by Elm Tree Investments LLC, of which Mr. Meidar is the manager, (iv) 1,152,137 shares held by Gatemore Special Opportunities Fund, of which Mr. Meidar is the portfolio manager, and (v) 108,874 shares held by GVP Climate Fund I LP, of which Mr. Meidar has investment decision-making power as one of the managing members of the ultimate general partner of such fund.

(7)	Reflects (i) 230,427 shares of PubCo Series A Common Stock and (ii) 903,282 shares of PubCo Series A Common Stock underlying PubCo Options vested or to be vested and exercisable within 60 days of the Closing Date, each held by memang GmbH of which Mr. Zetsche is general manager.

(8)	Reflects 11,990,711 shares of PubCo Series A Common Stock underlying PubCo Options vested or to be vested and exercisable within 60 days of the Closing Date.

(9)	Reflects (i) 10,584,189 shares of PubCo Series A Common Stock held by WAVE Equity Fund, L.P., (ii) 255,548 shares of PubCo Series A Common Stock held by WAVE AAC/LIO Co-Invest III, LLC, and (iii) 634,715 shares of PubCo Series A Common Stock held by WAVE Factorial Energy I, LLC. WAVE AAC/LIO Co-Invest III, LLC, WAVE Factorial Energy I, LLC and WAVE Factorial Energy I, LLC (the “WAVE entities”) are managed by WAVE Equity Partners LLC, which may be deemed to be a beneficial owner of the shares held or held by the WAVE entities. The address of WAVE Equity Fund, L.P., WAVE AAC/LIO Co-Invest III, LLC and WAVE Factorial Energy I, LLC is 67 Batterymarch St, Suite 500, Boston, MA 02110.

(10)	Reflects 8,669,995 shares of PubCo Series A Common Stock held by Mercedes-Benz Corporate Investments LLC. The address of Mercedes-Benz Corporate Investments LLC is 35555 W. Twelve Mile Rd., St. 100, Farmington Hills, MI 48331.

(11)	Reflects (i) 8,234,493 shares of PubCo Series A Common Stock held by Stellantis Europe S.p.A and (ii) 435,502 shares of PubCo Series A Common Stock held by Stellantis Ventures B.V. Stellantis Europe S.p.A. and Stellantis Ventures B.V. are both wholly owned subsidiaries of Stellantis N.V., which may be deemed to be a beneficial owner of the shares held by Stellantis Europe S.p.A. and Stellantis Ventures B.V. The address of Stellantis Europe S.p.A. is Corso Giovanni Agnelli 200, 10135 Turin (Torino), Italy.

(12)	Reflects 5,710,000 shares of PubCo Series A Common Stock held by Sponsor, 100,000 shares of PubCo Series A Common Stock held by CGC III Sponsor DirectorCo (“DirectorCo”) and 2,648,298 shares of PubCo Series A Common Stock held by Pangaea Three-B, LP (“Pangaea”). Excludes 4,400,000 PubCo Private Warrants held by Sponsor and 324,120 PubCo Public Warrants held by Pangaea, each of which are exercisable for PubCo Series A Common Stock within 60 days of the Closing Date. The warrants contain an issuance limitation that prohibits the holder from exercising the warrants to the extent that after giving effect to such issuance after the exercise, the holder (together with the holder’s affiliates and any other person acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of 4.9% of the outstanding shares of PubCo Series A Common Stock immediately after giving effect to the issuance of the shares issuable upon exercise of the warrants. Pangaea is the sole member of Sponsor and is controlled by Peter Yu. Mr. Yu disclaims beneficial ownership of the securities held by Sponsor, DirectorCo and Pangaea, except to the extent of his pecuniary interest therein. The address of each of Sponsor, DirectorCo and Pangaea is 505 Fifth Avenue, 15th Floor, New York, NY 10017.

Directors and Executive Officers

The directors and executive officers of PubCo after the consummation of the Business Combination are described in the Proxy Statement/Prospectus in the section titled “Management of PubCo Following the Business Combination,” which is incorporated herein by reference.

Committees of the Board of Directors

Information with respect to the committees of the PubCo Board is set forth in the Proxy Statement/Prospectus in the section titled “Management of PubCo Following the Business Combination - Board Committees,” which is incorporated herein by reference.

Executive Compensation

A description of the compensation of the named executive officers of PubCo is set forth in the Proxy Statement/Prospectus in the section titled “Executive and Director Compensation of Factorial,” which is incorporated herein by reference.

Reference is made to the disclosure set forth above in Item 1.01 of this Current Report under the headings “Factorial Energy Inc. 2026 Equity Incentive Plan” and “Factorial Energy Inc. 2026 Employee Stock Purchase Plan,” which is incorporated herein by reference.

Director Compensation

A description of the compensation of the directors of PubCo is set forth in the Proxy Statement/Prospectus in the section titled “Executive and Director Compensation of Factorial - Non-Employee Director Compensation Policy,” which is incorporated herein by reference.

Certain Relationships and Related Party Transactions, and Director Independence

Certain relationships and related party transactions are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Persons Transactions,” which is incorporated herein by reference.

Reference is also made to the disclosure regarding the independence of the directors of PubCo in the section of the Proxy Statement/Prospectus titled “Management of PubCo Following the Business Combination - Director Independence” and the description of the indemnification agreements under Item 1.01 of this Current Report, both of which are incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the sections of the Proxy Statement/Prospectus titled “Information about CGC - Legal Proceedings” and “Information about Factorial - Legal Proceedings,” which are incorporated herein by reference.

Market Price and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information and Holders

CGC Class A Shares historically traded on the Nasdaq under the symbol “CGCT”. On June 4, 2026, each CGC Class A Share was reclassified into PubCo Series A Common Stock, which began trading on the Nasdaq under the new trading symbol “FAC”.

As of the Closing Date and following the completion of the Business Combination, PubCo had 91,510,501 shares of PubCo Series A Common Stock and 15,512,744 shares of PubCo Series B Common Stock issued and outstanding.

Dividends

Under the PubCo Certificate of Incorporation (the “PubCo Charter”), holders of PubCo Common Stock are entitled to receive ratable dividends, if any, as may be declared from time-to-time by the PubCo Board out of legally available assets or funds. Any payment of cash dividends in the future will be dependent upon PubCo’s revenues and earnings, if any, capital requirements and general financial conditions. In no event will any stock dividends or stock splits or combinations of stock be declared or made on PubCo Common Stock unless the shares of PubCo Common Stock at the time outstanding are treated equally and identically.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth below under Item 3.02 of this Current Report concerning the issuance and sale by PubCo of certain unregistered securities, which is incorporated herein by reference.

Description of Registrant’s Securities to be Registered

The description of the securities of PubCo is included in the Proxy Statement/Prospectus in the section titled “Description of PubCo Securities,” which is incorporated herein by reference.

Indemnification of Directors and Officers

The disclosure set forth in Item 1.01 of this Current Report under the section titled “Indemnification Agreements” is incorporated herein by reference.

Additional information regarding indemnification and limitation of liability of the directors and officers of PubCo is set forth in the Proxy Statement/Prospectus in the section titled “Comparison of Governance and Shareholder Rights - Indemnification of Directors and Officers and - Limited Liability of Directors,” which are incorporated herein by reference.

Financial Statements and Supplementary Data

The information set forth under Item 9.01 of this Current Report is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth under Item 4.01 of this Current Report is incorporated herein by reference.

Financial Statements and Exhibits

The information set forth under Item 9.01 of this Current Report is incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities

PubCo issued certain securities described in the Introductory Note under Section 4(a)(2) of the Securities Act, in transactions by an issuer not involving a public offering.

Item 3.03. Material Modification to Rights of Security Holders

In connection with the consummation of the Business Combination, CGC migrated and domesticated as a Delaware corporation, changed its name to “Factorial Energy Inc.” and adopted the PubCo Charter and new bylaws (the “PubCo Bylaws”). Reference is made to the disclosure in the Proxy Statement/Prospectus in the sections titled “Proposal No. 2 - The Domestication Proposal,” “Proposal No. 4 - Organizational Documents Proposal,” and “Comparison of Corporate Governance and Shareholder Rights,” which are incorporated herein by reference, and the disclosure set forth below in Item 5.03 of this Current Report, which is incorporated herein by reference. This summary is qualified in its entirety by reference to the full text of the PubCo Charter and PubCo Bylaws, copies of which are attached as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.

As disclosed below in Item 8.01, in accordance with Rule 12g-3(a) under the Exchange Act, PubCo is the successor issuer to CGC and has succeeded to the attributes of CGC as the registrant. In addition, the shares of PubCo Series A Common Stock, as the successor to CGC, are deemed to be registered under Section 12(b) of the Exchange Act.

Item 4.01. Change in Registrant’s Certifying Accountant

(a)	Dismissal of independent registered public accounting firm.

On June 5, 2026, PubCo Board dismissed CBIZ CPAs P.C. (“CBIZ”), the independent registered public accounting firm of CGC prior to the Business Combination, as the independent registered public accounting firm of PubCo.

The report of CBIZ on the financial statements of CGC as of December 31, 2025 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainties, audit scope or accounting principles except for the explanatory paragraph describing an uncertainty about CGC’s ability to continue as a going concern.

During the period from October 29, 2024 (inception) through March 31, 2026 and the subsequent interim period preceding CBIZ’s dismissal, there were no (i) disagreements with CBIZ on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which if not resolved to CBIZ’s satisfaction, would have caused CBIZ to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

PubCo has provided CBIZ with a copy of the foregoing disclosures and has requested that CBIZ furnish PubCo with a letter addressed to the Commission stating whether it agrees with the statements made by PubCo set forth above. A copy of the letter from CBIZ, dated June 10, 2026, is filed as Exhibit 16.1 to this Current Report.

(b)	Disclosures regarding the new independent auditor.

On June 5, 2026, the PubCo Board approved the engagement of RSM US LLP (“RSM”) as the independent registered public accounting firm of PubCo to audit the consolidated financial statements of PubCo as of and for the year ending December 31, 2026. RSM served as the independent registered public accounting firm of Factorial prior to the Business Combination. During the period from October 29, 2024 (inception) to December 31, 2025 and the subsequent interim period through June 5, 2026, PubCo did not consult with RSM with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the financial statements of PubCo, and neither a written report nor oral advice was provided to PubCo that RSM concluded was an important factor considered by PubCo in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a disagreement or a reportable event (as defined above).

Item 5.01. Changes in Control of Registrant

Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “Proposal No. 1 - The Business Combination Proposal,” which is incorporated herein by reference. The information set forth in the section titled “Introductory Note” and in the section titled “Security Ownership of Certain Beneficial Owners and Management” in Item 2.01 of this Current Report is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in sections titled “Directors and Executive Officers” and “Certain Relationships and Related Party Transactions, and Director Independence” in Item 2.01 of this Current Report is incorporated herein by reference.

Effective immediately following the Merger Effective Time, Siyu Huang, Alex Yu, Joseph Taylor, Uwe Keller, Liad Meidar, Dieter Zetsche and Jon Nelson were appointed to constitute members of the PubCo Board, and the PubCo Board was divided into classes of directors serving three-year staggered terms as follows:

•	Liad Meidar and Jon Nelson were designated as the Class I directors, with terms expiring at the first annual meeting of stockholders to be held after the consummation of the Business Combination and until their successors are duly elected and qualified;

•	Uwe Keller, Alex Yu and Dieter Zetsche were designated as the Class II directors, with terms expiring at the second annual meeting of stockholders to be held after the consummation of the Business Combination and until their successors are duly elected and qualified; and

•	Siyu Huang and Joseph Taylor were designated as the Class III directors, with terms expiring at the third annual meeting of stockholders to be held after the consummation of the Business Combination and until their successors are duly elected and qualified.

Effective immediately following the Merger Effective Time, Siyu Huang was appointed as PubCo’s Chief Executive Officer (serving as principal executive officer), Richard Wei was appointed as PubCo’s Chief Financial Officer (serving as principal financial officer), Alex Yu was appointed as PubCo’s Chief Technology Officer and Jason Duva was appointed as PubCo’s General Counsel and Secretary.

Reference is made to the disclosure in the Proxy Statement/Prospectus titled “Management of PubCo Following the Business Combination” for biographical information about each of the directors and officers, which is incorporated herein by reference.

Effective as of the Merger Effective Time, Factorial entered into employment agreements with each of Drs. Huang and Yu and Messrs. Duva and Wei (the “New Employment Agreements”), which replace and supersede any existing service agreements and offer letters, as applicable, entered into with each such officer and Factorial. Under the New Employment Agreements, Drs. Huang and Yu and Messrs. Duva and Wei are entitled to receive an annual base salary equal to $550,000, $385,000, $375,000 and $435,000, respectively, and an initial target long-term incentive award with a grant date value of approximately $5,320,000, $2,710,000, $1,780,000 and $2,275,000, respectively, in each case as determined in accordance with the Company’s equity valuation practices and subject to the approval of the PubCo Board, the compensation committee of the PubCo Board or its delegate. Each officer is eligible to receive future equity awards and to participate in the PubCo employee benefit plans, subject to the terms of such plans. Each officer is eligible for severance benefits under the Executive Change of Control Severance Plan, which is described in further detail below. Drs. Huang and Yu and Messrs. Duva and Wei will continue to be subject to their existing proprietary information and inventions agreements. The descriptions of each of the New Employment Agreements is qualified in its entirety by reference to the full text of each of the New Employment Agreements, copies of which are filed as Exhibits 10.8 through 10.11, respectively, to this Current Report and incorporated herein by reference. In addition, effective as of the Merger Effective Time, Factorial entered into an employment agreement with Joe Taylor (the “Taylor Employment Agreement”), a director on the PubCo Board, which replaces and supersedes the existing agreement entered into with Mr. Taylor and Factorial. Under the Taylor Employment Agreement, Mr. Taylor is entitled to receive an annual base salary equal to $360,000 and an initial target long-term incentive award with a grant date value of approximately $540,000, as determined in accordance with the Company’s equity valuation practices and subject to the approval of the PubCo Board, the compensation committee of the PubCo Board or its delegate. Mr. Taylor is eligible to receive future equity awards and to participate in the PubCo employee benefit plans, subject to the terms of such plans. Mr. Taylor will continue to be subject to his existing proprietary information and inventions agreement. The description of the Taylor Employment Agreement is qualified in its entirety by reference to the full text of the Taylor Employment Agreement, a copy of which is filed as Exhibit 10.12 to this Current Report and incorporated herein by reference.

Effective as of the Merger Effective Time, in connection with the Closing, PubCo has adopted the Executive Change in Control Severance Plan, the Senior Executive Cash Incentive Bonus Plan and the Non-Employee Director Compensation Policy. Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “Executive and Director Compensation of Factorial - Executive Change of Control Severance Plan,” “- Senior Executive Cash Incentive Bonus Plan,” and “Non-Employee Director Compensation Policy” for the terms of each of the Executive Change in Control Severance Plan, the Senior Executive Cash Incentive Bonus Plan and the Non-Employee Director Compensation Policy, respectively. Additionally, the descriptions of each of the Executive Change in Control Severance Plan, the Senior Executive Cash Incentive Bonus Plan and the Non-Employee Director Compensation Policy are qualified in their entirety by reference to the full text of the Executive Change in Control Severance Plan, the Senior Executive Cash Incentive Bonus Plan and the Non-Employee Director Compensation Policy, copies of which are filed as Exhibits 10.19 through 10.21, respectively, to this Current Report and incorporated herein by reference.

The information set forth under Item 1.01, “Indemnification Agreements,” “- Factorial Energy Inc. 2026 Equity Incentive Plan” and “- Factorial Energy Inc. 2026 Employee Stock Purchase Plan” of this Current Report is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

At the EGM, CGC shareholders considered and approved Proposal No. 2 - The Domestication Proposal (the “Domestication Proposal”), Proposal No. 4 - Organizational Documents Proposal (the “Organizational Documents Proposal”) and Proposal No. 5 - the Advisory Organizational Documents Proposals (the “Advisory Organizational Documents Proposals”), which are described in the Proxy Statement/Prospectus. The PubCo Charter, which became effective upon filing with the Secretary of State of the State of Delaware on June 4, 2026, includes the amendments proposed by the Domestication Proposal, the Organizational Documents Proposal and the Advisory Organizational Documents Proposals and approved at the EGM.

On June 5, 2026, the PubCo Board approved and adopted the PubCo Bylaws containing the amendments proposed by the Organizational Documents Proposal and Advisory Organizational Documents Proposal and approved at the EGM, which became effective as of the Merger Effective Time.

The PubCo Bylaws provide that the Sponsor and certain Factorial stockholders will be prohibited from transferring (except for certain permitted transfers) any shares of PubCo Series A Common Stock held by such holder (beginning on the Closing Date and ending (i) with respect to 25% of the Lock-Up Shares, on the date 180 days after the Closing Date, (ii) with respect to 25% of the Lock-Up Shares (as defined in the PubCo Bylaws), on the date 270 days after the Closing Date and (iii) with respect to 50% of the Lock-Up Shares, on the first anniversary of the Closing Date; provided, however, that, early release of the Lock-Up Shares would be permitted upon achievement of specified share price thresholds, as measured by the 20-day VWAP (as defined in the PubCo Bylaws). One-third of the remaining Lock-Up Shares would be released if the VWAP reaches $12.00 per share, an additional one-third would be released if the VWAP reaches $14.00 per share, and the final one-third would be released upon the VWAP reaching $16.00 per share. Such transfer restrictions will terminate with respect to one-third of the Lock-Up Shares, with such Early Release Lock-Up Shares (as defined in the PubCo Bylaws) allocated first among the Lock-Up Shares with the earliest Lock-Up Termination Date (as defined in the PubCo Bylaws) that has not yet occurred and successively to each remaining tranche of Lock-Up Shares in chronological order. The foregoing transfer restrictions will not apply to, with respect to each Lock-Up Holder (as defined in the PubCo Bylaws), 750 of the shares of PubCo Series A Common Stock held by such Lock-Up Holder (or such lesser number as applicable) and such specified shares are not Lock-Up Shares. For more information, see “Proposal No. 1 - The Business Combination Proposal - Ancillary Agreements - Lock-Up Provisions of PubCo Bylaws” in the Proxy Statement/Prospectus.

Description of various provisions of the PubCo Charter and PubCo Bylaws and their general effect on the rights of stockholders of PubCo are included in the Proxy Statement/Prospectus under the section titled “Comparison of Corporate Governance and Shareholder Rights,” which is incorporated herein by reference.

The foregoing descriptions of the PubCo Charter and PubCo Bylaws do not purport to be complete and are qualified in its entirety by reference to the full text of the PubCo Charter and PubCo Bylaws, copies of which are attached as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and are incorporated herein by reference.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

In connection with the closing of the Business Combination, the PubCo Board approved and adopted a new Code of Business Conduct and Ethics, which is applicable to all of PubCo’s employees, officers (including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions), agents and representatives, including directors and consultants, and will be available on PubCo’s website at https://www. factorialenergy.com. The information on PubCo’s website does not constitute part of this Current Report and is not incorporated by reference herein.

Item 5.06. Change in Shell Company Status

Upon the closing of the Business Combination, CGC ceased to be a shell company. The material terms of the Business Combination are described in the Proxy Statement/Prospectus under the sections titled “Proposal No. 1 - The Business Combination Proposal” and “Proposal No. 2 - The Domestication Proposal,” which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On June 8, 2026, PubCo issued a press release announcing the completion of the Business Combination and the first day of trading on Nasdaq, a copy of which is furnished as Exhibit 99.4 hereto.

The information in this Item 7.01, including Exhibit 99.4, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of PubCo under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibit 99.4.

Item 8.01 Other Information

By operation of Rule 12g-3(a) under the Exchange Act, PubCo is the successor issuer to CGC and has succeeded to the attributes of CGC as the registrant, including CGC’s Commission file number (001-42629) and CIK Code (0002049662). The PubCo Series A Common Stock is deemed to be registered under Section 12(b) of the Exchange Act, and PubCo will file reports and other information with the Commission using CGC’s Commission file number.

The PubCo Series A Common Stock and PubCo Public Warrants are listed for trading on the Nasdaq under the symbols “FAC” and “FACWW” and the CUSIP numbers relating to PubCo Series A Common Stock and PubCo Public Warrants are 30347G103 and 30347G111, respectively.

Holders of CGC’s shares who have filed reports under the Exchange Act with respect to those shares should indicate in their next filing, or any amendment to a prior filing, filed on or after the Closing Date that PubCo is the successor to CGC.

Item 9.01. Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

The financial statements of Factorial as of and for the years ended December 31, 2025 and 2024, and the related notes thereto included in the Proxy Statement/Prospectus are incorporated herein by reference.

The unaudited condensed financial statements of Factorial as of and for the three months ended March 31, 2026 and 2025, and the related notes thereto, are set forth in Exhibit 99.1 and are incorporated herein by reference.

The financial statements of CGC as of and for the years ended December 31, 2025 and 2024, and the related notes thereto, included in the Proxy Statement/Prospectus are incorporated herein by reference. The financial statements of CGC as of and for the three months ended March 31, 2026 and 2025, and the related notes thereto, included in CGC’s 10-Q are incorporated herein by reference.

(b)	Pro forma financial information.

The unaudited pro forma condensed combined financial information of PubCo as of and for the three months ended March 31, 2026 and for the year ended December 31, 2025, is set forth in Exhibit 99.2 hereto and is incorporated herein by reference.

(c)	Exhibits

Exhibit No.	Description
2.1 †	Business Combination Agreement, by and among Cartesian Growth Corporation III, Factorial Inc. and Fenway MS, Inc., dated as of December 17, 2025 (incorporated by reference to Annex A-1 to the Registrant’s Proxy Statement/Prospectus filed on May 6, 2026).
2.2	Amendment No. 1 to Business Combination Agreement, by and among Cartesian Growth Corporation III, Factorial Inc. and Fenway MS, Inc., dated as of March 26, 2026 (incorporated by reference to Annex A-2 to the Registrant’s Proxy Statement/Prospectus filed on May 6, 2026).
2.3	Amendment No. 2 to Business Combination Agreement, by and among Cartesian Growth Corporation III, Factorial Inc. and Fenway MS, Inc., dated as of May 18, 2026 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on May 18, 2026).
3.1*	Factorial Energy Inc. Certificate of Incorporation.
3.2*	Factorial Energy Inc. Bylaws.
4.1*	Specimen PubCo Series A Common Stock Certificate of Factorial Energy Inc.
4.2*	Amended and Restated Warrant Agreement, dated June 5, 2026, between Factorial Energy Inc. and Continental Stock Transfer & Trust Company.
10.1*	Amended and Restated Registration Rights Agreement, dated as of June 5, 2026, by and between the Registrant, CGC III Sponsor LLC, CGC III Sponsor DirectorCo LLC, Cantor Fitzgerald & Co., certain former stockholders of Factorial Inc., and other persons and entities.
10.2	Form of Investor Stock Purchase Agreement, dated December 17, 2025, by and between the Registrant and each PIPE Investor (incorporated by reference to Annex E in the Registrant’s Proxy Statement/Prospectus filed on May 6, 2026).
10.3#^	Common Development Agreement, dated November 26, 2021, by and between Factorial Inc. and Mercedes-Benz Research & Development North America, Inc., as amended by that certain Amendment #1, dated August 1, 2025 (incorporated by reference to the exhibit 10.26 to Registrant’s Registration Statement on Form S-4/A filed on April 14, 2026).
10.4#^	Joint Development Agreement, dated August 20, 2021, by and between Factorial Inc. and Hyundai Motor Company (incorporated by reference to the exhibit 10.27 to Registrant’s Registration Statement on Form S-4/A filed on April 14, 2026).
10.5#^	Collaboration Agreement, dated August 1, 2025, by and between Factorial Inc. and FCA US LLC (incorporated by reference to the exhibit 10.25 to Registrant’s Registration Statement on Form S-4/A filed on April 14, 2026).
10.6#^	Joint Development Agreement, dated February 2, 2026, by and between Factorial Inc. and PowerCo SE (incorporated by reference to the exhibit 10.24 to Registrant’s Registration Statement on Form S-4 filed on March 27, 2026).
10.7^	Sublease, by and among 805 Middlesex Turnpike Owner LLC, ClearMotion, Inc. and Factorial Inc., dated November 11, 2022 (incorporated by reference to the exhibit 10.25 to Registrant’s Registration Statement on Form S-4 filed on March 27, 2026).
10.8*+	Employment Agreement by and between the Registrant and Siyu Huang.
10.9*+	Employment Agreement by and between the Registrant and Alex Yu.
10.10*+	Employment Agreement by and between the Registrant and Jason Duva.
10.11*+	Employment Agreement by and between the Registrant and Richard Wei.
10.12*+	Employment Agreement by and between the Registrant and Joseph Taylor.
10.13+	Form of Restrictive Covenant Agreement (incorporated by reference to the exhibit 10.20 to Registrant’s Registration Statement on Form S-4/A filed on April 14, 2026).
10.14*+	Form of Director Indemnification Agreement.
10.15*+	Form of Officer Indemnification Agreement.
10.16*+	Factorial Inc. 2019 Stock Incentive Plan, as amended, and forms of award agreements thereunder.
10.17*+	2026 Equity Incentive Plan of Factorial Energy Inc., and forms of award agreements thereunder.
10.18*+	2026 Employee Stock Purchase Plan of Factorial Energy Inc.
10.19*+	Executive Change in Control Severance Plan of Factorial Energy Inc.
10.20*+	Senior Executive Cash Incentive Bonus Plan of Factorial Energy Inc.
10.21*+	Non-Employee Director Compensation Policy of Factorial Energy Inc.
14.1*	Code of Business Conduct and Ethics.
16.1*	Letter from CBIZ CPAs P.C. dated June 10, 2026.
21.1*	Subsidiaries of the Registrant.
99.1*	The unaudited condensed financial statements of Factorial as of March 31, 2026 and for the three months ended March 31, 2026 and 2025.
99.2*	The unaudited pro forma condensed combined financial information of PubCo as of and for the three months ended March 31, 2026 and for the year ended December 31, 2025.
99.3*	Management’s discussion and analysis of the financial condition and results of operations of Factorial for the three months ended March 31, 2026 and 2025.
99.4*	Press Release, dated June 8, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.
†	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.
#	Portions of this exhibit have been omitted because they are both (i) not material and (ii) the type of information that the registrant treats as private or confidential.
^	Certain schedules and similar attachments to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted schedules and similar attachments to the Commission upon its request.
+	Indicates management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FACTORIAL ENERGY INC.

By:	/s/ Siyu Huang
Name:	Siyu Huang
Title:	Chief Executive Officer

Date: June 10, 2026